Exhibit 32.1

AMPIO PHARMACEUTICALS, INC. AND SUBSIDIARIES

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the quarterly report on Form 10-Q for the quarter ended September 30, 2015 (the “Report”) by Ampio Pharmaceuticals, Inc. (the “Company”), each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 6, 2015	/s/ Michael Macaluso
Michael Macaluso
Chairman and Chief Executive Officer

Dated: November 6, 2015	/s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer, Treasurer and Secretary